CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Capital Management Holdings, Inc., Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


Dated as of:  March 5, 1999



/S/ NATHAN A. CHAPMAN, JR.          /S/ THERON STOKES
Nathan A. Chapman, Jr., President,  Theron Stokes, Director
Chairman of the Board and
Director
(Principal Executive Officer)


/S/ EARL U. BRAVO, SR.            /S/ ROBERT L.WALLACE
Earl U. Bravo, Sr., Director      Robert L.Wallace, Director


/S/ MARIA MARKHAM-THOMPSON
Maria Markham-Thompson,
Chief Financial Officer (Principal
Accounting and
Financial Officer)